Exhibit 99.1

Contact:
Susan Hickey
NetRatings, Inc.
212-703-5909
shickey@netratings.com

NETRATINGS RECEIVES ACQUISITION PROPOSAL FROM VNU

New York, Oct. 9, 2006 – NetRatings, Inc. (NASDAQ: NTRT), a global leader in Internet media and market research, today confirmed that its board of directors has received a proposal from VNU Group B.V. to acquire the outstanding publicly held minority interest in NetRatings for $16.00 per share in cash. The NetRatings board will meet later today to determine the process for evaluating the proposal.

About NetRatings

NetRatings, Inc. (NASDAQ: NTRT) delivers leading Internet media and market research solutions, marketed globally under the Nielsen//NetRatings brand. With high quality, technology-driven products and services, Nielsen//NetRatings enables clients to make informed business decisions regarding their online strategies. The Nielsen//NetRatings product portfolio includes panel-based and site-centric Internet audience measurement services, online advertising intelligence, user lifestyle, demographic and product brand preferences data, Internet reach and frequency planning tools, and custom data, research and analysis. For more information, visit www.nielsen-netratings.com

Safe Harbor Statement

This press release contains statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expressed in any such forward-looking statements. Information about potential factors that may affect NetRatings' business and financial results is included in its annual report on Form 10-K for the fiscal year ended Dec. 31, 2005 and its quarterly reports on Form 10-Q, including, without limitation, under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors That May Affect Our Performance." Each of these documents is on file with the SEC and is available free of charge. Readers of this press release are referred to such filings. The forward-looking statements herein speak only as of the date of this press release. NetRatings does not undertake to update any forward-looking statement that may be made from time to time by it or on behalf of NetRatings.

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